Exhibit 32.1
Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)
     In connection with the Quarterly Report (the “report”) of Precision Aerospace Components, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2006, as filed with the Securities and Exchange Commission, Robert P. Moyer, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:
(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert P. Moyer

Robert P. Moyer
Chief Executive Officer
Chief Financial Officer
Date: December 22, 2006